Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-3 for this Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-268478) of our reports dated March 5, 2026, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting, included in Granite Ridge Resources, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2025.
/s/ Forvis Mazars, LLP

Dallas, Texas
August 10, 2026